STOCKHOLDERS' AGREEMENT



                  THIS STOCKHOLDERS AGREEMENT (the "Agreement") is dated as of November 28, 2000, by and among USE Acquisition Corp., a Delaware corporation (the "Company"), U.S. Energy Systems, Inc., a Delaware corporation ("USE") and Cinergy Energy Solutions, Inc., a Delaware corporation ("CES"), which is a wholly owned subsidiary of Cinergy Solutions, Inc. ("CSI"). Each of the parties to this Agreement (other than the Company) and any other individual, corporation, partnership, trust, unincorporated organization or a government or any agency or political subdivision thereof (a "Person") who shall become a party to or agree to be bound by the terms of this Agreement after the date hereof is sometimes hereinafter referred to as a "Stockholder."

                                    RECITALS

A. The Company, USE and CES have entered into a certain subscription agreement (the "Subscription Agreement") dated as of November 28, 2000 to acquire 4,574 shares of the Company's Class B Common Stock (the "Class B Stock").

B. The Subscription Agreement provides that the parties thereto shall execute and deliver this Stockholder's Agreement simultaneous with the consummation of the subscription transaction described in the Subscription Agreement.

C. As of the date hereof, USE owns 5,426 shares of the Company's Class A Common Stock (the "Class A Stock" and together with the Class B Stock, the "Common Stock"), which together with the shares of Class B Stock issued to CES pursuant to the Subscription Agreement constitute all of the issued and outstanding stock of the Company.

D. Upon the consummation of the subscription transaction described in the Subscription Agreement, the Company shall consummate a merger transaction with Zahren Alternative Power Corporation, a Delaware Corporation, ("Zapco"), (the "Merger") pursuant to an Agreement and Plan of Reorganization and Merger by and among USE, the Company and Zapco dated as of even date with the Subscription Agreement (the "Merger Agreement"). As a result of such Merger, Company shall merge with and into Zapco, the separate corporate existence of the Company shall cease and Zapco shall continue as the "Surviving Corporation" (as defined in the Merger Agreement) and this Stockholders Agreement shall become
the  Stockholders Agreement   of  the  Surviving  Corporation. Accordingly all
references  to the "Company" herein  shall also  refer to  the Surviving
Corporation.

E. The Company and the Stockholders desire, for their mutual benefit and protection, to enter into this Agreement to set forth their respective rights and obligations with respect to their shares of Common Stock (whether issued or acquired hereafter, including all shares of Common Stock issuable upon the exercise of warrants, options or other rights to acquire shares of Common Stock, or upon the conversion or exchange of any security ("Rights")).

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       MANAGEMENT

     1.1 Management. The management of the Company shall be conducted in accordance with the provisions of this Agreement and the provisions of the Certificate of Incorporation, as amended (as amended and as may be amended from time to time, the "Certificate") and By-laws, as amended (as amended and as may be amended from time to time, the "By-laws"), of the Company.

     1.2      Board of Directors; Board Composition; Removal and Vacancies.

             (a) Number of Directors. The Board of Directors of the Company (the "Board") following the consummation of the transactions contemplated by the Subscription Agreement (the "Subscription") shall be comprised of five directors (the "Directors") who shall be elected and removed as set forth in subsections
(b) through (d) below. A Director need not be a Stockholder.

             (b) Election of Directors. USE and, following the time of the Subscription (the "Subscription Time"), CES shall have the right to designate four individuals and one individual, respectively, as nominees for election as Directors and as directors of any future direct or indirect subsidiary of the Company (a "Future Subsidiary"). A Stockholder entitled to designate Directors pursuant to the immediately preceding sentence shall be referred to as a "Designating Stockholder." The Stockholders hereby agree to vote their respective shares of Common Stock in favor of the election of the Directors designated by each Designating Stockholder. If, at any time, a Designating Stockholder shall notify the Company and the other Stockholder in writing of such Designating Stockholder's desire to have removed from the Board any Director designated by such Designating Stockholder, the Stockholders shall (i) meet within five (5) days after the date of such notice for the purpose of considering such removal and (ii) vote at such meeting their respective shares of Common Stock in favor of such removal; provided that the Director to be removed shall continue to hold office until so removed. A Director may only be removed from the Board with the written consent of the Designating Stockholder who designated such Director.

          (c) Board of Directors following the Subscription. The Board of the Company as of the Subscription Time will consist of the following persons:

           ------------------------------------------------ ----------------------------------------
                          Name of Directors                         Designating Stockholder
           ----------------------------------------------- ----------------------------------------
           Goran Mornhed                                                      USE
           ------------------------------------------------ ----------------------------------------
           Bob Benson                                                         USE
           ------------------------------------------------ ----------------------------------------
           Barbara Farr                                                       USE
           ------------------------------------------------ ----------------------------------------
           Henry Schneider                                                    USE
           ------------------------------------------------ ----------------------------------------
           M. Stephen Harkness                                                CES
           ------------------------------------------------ ----------------------------------------

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

                  Each of such persons shall hold office until such person's death, resignation or removal or until such person's successor shall have been duly designated, where applicable, and elected by the Stockholders.

          (d) Vacancies; Action by Stockholders. If a vacancy is created on the Board by reason of the death, disability, removal or resignation of any Director, the Stockholder, which, under Section 1.2(b), is entitled to designate such Director, shall be entitled to designate a new nominee to serve as Director. Upon notice from such Designating Stockholder to the Company and the other Stockholder, the Stockholders shall (i) meet within five (5) days of such notice for the purpose of considering the election of the designated nominee to fill such vacancy and (ii) vote their shares of Common Stock in favor of such nominee.

     1.3 Officers. The Board shall have the right to elect officers of the Company, to delegate to such officers such rights, powers and responsibilities as the Board shall determine, and to remove and replace such officers. The officers of the Company as of the Effective Time shall be as follows: (a)Goran Mornhed, President and, (b) Barbara Farr as Secretary.

     1.4       Notice; Quorum and Vote.

                  (a) Either the Company or either Stockholder may call a meeting of the Stockholders and either the Company or any Director may call a meeting of the directors at any time by giving notice, specifying the time, place and purpose of the meeting, to the Stockholders or the Directors, as the case may be, at least two days before the time appointed. A written waiver of notice, signed or Director, as the case may be, by the Stockholder or Director, as the case may be, entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

                   (b) A quorum of Directors shall consist of a majority of Directors and, except as otherwise set forth herein, all decisions of the Board shall require the affirmative vote of a majority of Directors.

                  (c) A quorum of stockholders of the Company shall consist of the holders, present in person or by proxy, of shares of Common Stock representing 50% or more of the votes if all of the outstanding shares of Common Stock were present and voting and, except as otherwise set forth herein or required by law, all actions of the stockholders of the Company (including the election of Directors) shall require the affirmative vote of 50% of the outstanding shares of Class A Stock and Class B Stock entitled to vote, voting together as a single class, provided, however, that each share of Class A Stock will be entitled to one (1) vote and each share of Class B Stock will be entitled to 0.296437937 votes.

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

     1.5 Voting Requirements for Required Matters. All Stockholders shall be entitled to vote on any matter submitted to a vote of the Stockholders. The only matters to be submitted to the Stockholders shall be matters expressly required to be submitted to the Stockholders pursuant to this Agreement or the provisions of the General Corporation Law of the State of Delaware (the "GCL"). Notwithstanding any other provision of this Agreement to the contrary, the Directors shall not, without the approval of 50% of the outstanding shares of each of the Class A Stock and the Class B Stock, with each voting as a separate class, take any of the following actions on behalf of the Company:

1.       Demand additional capital from the Stockholders

2. Borrow money or guarantee the obligations of any Person not in the ordinary course of business, or mortgage, pledge or grant a security interest in assets not in the ordinary course of business, in any one transaction or a series of related transactions.

3.       Enter  into  a  transaction   or  agreement  with  an  Affiliate  of  a
         Stockholder other than as specifically set forth in this Agreement not in the ordinary course of business.

4.       Make unbudgeted acquisitions not in the ordinary course of business.

5.       Dispose of assets not in the ordinary course of business.

6. Enter into any contract not in the ordinary course of business which requires unbudgeted expenditures, commitments or liabilities.

7.       Amend the By-Laws or Certificate of the Company.

8. Authorize or issue any additional Common Stock or other equity interests of the Company or any option or warrant to purchase such equity interests.

9.       Engage in a business activity other than the Business.

10. Commence the process of dissolution, liquidation, insolvency or voluntary bankruptcy.

11.      Approve any merger or consolidation of the Company.

12.      Form any subsidiary.

13. Amend or modify any credit agreement or implement any change in capital structure not in the ordinary course of business.

14. Commence or settle any litigation that involves an amount in excess of $100,000.

15.      Engage or terminate principal auditors or attorneys of the Company.

16. Obtain approval for any Company budget and any material expenditures that deviate from the Company's budget during any Probation Period. A

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
         "Probation  Period" is any period  that  commences  when the  Company's
         financial  results,   as  reflected  in  an  annual  audited  financial
         statement for the Company, differ materially adversely from the Company's pro forma projections (the projections for 2001 - 2005 are annexed hereto) and terminates when the Company's financial results are no longer below the thresholds in such projections.

17. Such other matters as the Stockholders or their designated Directors shall by mutual consent determine as being appropriate.

The  matters  required  to be  submitted  to the  Stockholders  pursuant to this
Section 1.5 are referred to herein as the "Required Matters."

     1.6 Limitation on Management Power. Notwithstanding anything set forth herein or in the Certificate or By-laws and without limiting the authority of the Board to oversee the management of the Company, no officer of the Company shall take any of the following actions without the prior approval of the Board and, in the case of the actions described in Section 1.5, the required vote of the Stockholders: (i) change the line of business or enter into any new line of business; (ii) retain any attorney or accountant to represent or provide services to the Company; (iii) authorize or enter into any agreement or arrangement between the Company and any of its officers, Directors, Stockholders or Affiliates; (iv) the Required Matters; or (v) agree to do any of the foregoing.

     1.7  Directors'  Expenses.   The Company shall reimburse  directors for all
reasonable out-of-pocket expenses incurred in connection with their attendance or participation at Board meetings or other Company related business.

     1.8 Action by Stockholders and Directors. Each Stockholder shall vote its shares of Common Stock and take such other action, and cause its nominees to take such action, as is necessary or appropriate in its capacity as Stockholder, officer and/or director of the Company to carry out the provisions of this Agreement.

     1.9      Additional Capital.

          (a) Notice. If at any time and from time to time, the Board determines by unanimous vote that the Company requires additional funds (the "Additional Capital") in excess of its then existing capital, written notice shall be given to each Stockholder of (i) the total amount of Additional Capital required, (ii) the reason the Additional Capital is required, (iii) each Stockholder's proportionate share of the total Additional Capital (determined in accordance with this Section), and (iv) the date each Stockholder's Additional Capital is due and payable, which date shall be no sooner than thirty (30) days after the notice has been given.

          (b) Stockholder's Share. A Stockholder's proportionate share of the total Additional Capital shall be equal to the product obtained by multiplying

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

the total Additional Capital required by (i) the number of shares of Common Stock held by such Stockholder divided by (ii) the total number of shares of Common Stock outstanding.

          (c) Form of Payment. A Stockholder's proportionate share of the Additional Capital shall be payable in cash or by certified check, wire transferred federal funds of bank cashier's check or in such other form as the Board approves by unanimous vote.

          (d) Issuance of Additional Shares. The Company shall issue additional shares of Common Stock in exchange for the Additional Capital as follows:

                                   (i) The Company shall issue to CES one share of Class B Stock for every $2,500 CES provides to the Company pursuant to this Section.

                                   (ii) The Company shall issue to USE one share of Class A Stock for every $2,500 USE provides to the Company pursuant to this Section.

     1.10 Dividends. It is the intent of the Stockholders that the primary source of their investment return in connection with this Agreement shall be dividends and distributions from the Company. Accordingly, the Stockholders shall cause the Company to adopt appropriate policies of declaring dividends at the highest level permitted by applicable law, consistent with prudent business practices and having due regard for relevant business, taxation, working capital, banking covenant and operational requirements.

     1.11 Maintenance of Books and Records; Accounts and Accounting Method. Unless otherwise agreed, the Board shall cause the Company to keep full and accurate accounts of the transactions of the Company in proper books and records of account which shall set forth all information required by the GCL. Such accounts shall be maintained in accordance with Generally Accepted Accounting Principles. For purposes of this Agreement, "Generally Accepted Accounting Principles" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States. Such books and records shall be available, upon two (2) business days' notice to the Company, for inspection and copying at reasonable times during business hours by any Stockholder or its duly authorized agents or representatives for any purpose reasonably related to such Stockholder's interest as a stockholder of the Company.

     1.12 Financial Statements. Promptly after the end of each fiscal quarter, the Company shall have prepared, and delivered to each Stockholder, a quarterly set of primary financial statements for the Company. This set of primary financial statements shall include (i) a balance sheet reflecting the assets, liabilities and capital accounts, comparative to the prior year and the prior year-end, and (ii) statements of operations for the quarter and year-to-date, comparative to the prior year. Upon the request of any Stockholder, the Board of the Company shall cause the annual financial statements to be examined by the Company's independent auditor and submitted for adoption at the annual meeting of stockholders.

     1.13 Additional Information. Upon the request of any Stockholder, the Company shall prepare additional periodic or special reports of accounts and/or business activity considered necessary by such equity holder, including but not limited to, detailed reports of sales by location, detailed expense reports, reports of capital expenditures, details of assets and liabilities, and non-financial statistical and ratio data.

     1.14 Minutes of Meetings. The minutes of all proceedings and copies of resolutions adopted at meetings of the Stockholders or the Board of the Company shall be duly entered in the minute books which shall be kept at the executive offices of the Company.

2.       TRANSFERABILITY OF SHARES.

     2.1 Definition of Shares. The term "Shares" as used in the balance of this Agreement means the capital stock of the Company of all classes, including, without limitation, subscription rights and options with respect to such capital stock, capital stock received by way of dividend or upon any increase, reduction, substitution or reclassification of Shares, or upon any merger, consolidation or other reorganization of the Company.

     2.2 Restrictions  Upon Transfer  of Shares. Except as  set  forth in this
Agreement, no  Stockholder  shall  sell,  transfer,   donate,  give,   mortgage,
pledge, hypothecate,  or otherwise  encumber or dispose of, whether voluntarily, by operation of law or otherwise (any of the foregoing acts being herein referred to as a "Transfer") any Shares now or hereafter owned by such Stockholder. Any Transfer or attempted Transfer of Shares, unless pursuant to the terms and conditions hereof, shall be absolutely null and void, of no force or effect and may be enjoined. No dividend shall be paid or any distribution made to any transferee of Shares transferred in violation hereof nor shall any such Transfer be registered on the books of the Company. The Transfer or attempted Transfer of any Shares in violation hereof shall not
affect the beneficial ownership of such Shares,  and,   notwithstanding   such
Transfer  or  attempted  Transfer,   the Stockholder  making such prohibited
Transfer or attempted Transfer shall retain the right to vote and the right to receive dividend and liquidation proceeds with respect to such Shares.

      2.3 Restrictive Legend on Certificates. Every certificate representing certificated Shares of the Company shall bear the following legend in addition to any other legend which may be required by applicable law:

                  "The sale, transfer, pledge, hypothecation, or other encumbrance or disposition of the securities represented hereby is restricted by the terms of a certain Stockholders' Agreement dated as of November 28, 2000 (the "Agreement"), between the issuer of such securities and all of its stockholders,  a copy of  which  is on  file at the  principal

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
                  place of business of such issuer and is available for inspection by the stockholders during the regular business hours of such issuer. Any sale, transfer, pledge, hypothecation, or other encumbrance or disposition of the securities represented hereby shall be absolutely void if in contravention of the terms, provisions or conditions of such Agreement. The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state securities law. These securities may not be sold or transferred in the absence of an effective registration statement under the Act and any applicable state securities law or receipt by the issuer of an opinion of counsel satisfactory to the issuer that registration under the Act and applicable state law is not required."

 3.       PERMITTED TRANSFERS.

     3.1 Permitted Transfers. Subject to the provisions of Section 3.2, the following Transfers of Shares are permitted at any time (each a "Permitted Transfer"), so long as the provisions of Section 5 are not otherwise applicable to the transferor or transferee:

           (a)      Transfers pursuant to the terms of Articles 4 and 5;

           (b) Transfers by a Stockholder to an entity which was an Affiliate of such Stockholder before such Transfer and remains an Affiliate of such Stockholder after such Transfer; and

           (c) Transfers to an entity (or an entity which, directly or indirectly, owns all of the stock or interests of such entity, or an entity which is a wholly-owned subsidiary, directly or indirectly, of such entity), which is acquiring substantially all of the assets of such Stockholder subject to the approval of the non-transferring Stockholder, which approval shall not be unreasonably withheld.

     3.2  Additional  Requirements   of  Transfer.  Any  Transfer  permitted  by
this Agreement shall  be further   subject  to and  conditioned  upon full
compliance by the transferor and transferee with each of the following conditions:

          (a) Each transferee shall have executed an agreement in form and substance satisfactory to the Company, by which such transferee shall have agreed to become a party to and bound by the terms and conditions of this Agreement.

          (b) Any transfer, conveyance or other taxes resulting from such Transfer, and any costs or expenses incurred by the Company in connection with such Transfer shall be borne, jointly and severally, by the transferor and/or the transferee and each transferor and transferee do hereby jointly and severally agree to indemnify and hold harmless each other party hereto from such taxes and jointly and severally indemnify and hold harmless the Company from such other expenses, and agree to promptly reimburse the Company or such other party, as the case may be, for any such taxes, costs or expenses.

          (c) No Transfer shall be made: (i) to a Person who, in accordance with applicable law, lacks the capacity to own, or otherwise is prohibited from owning, such Shares by reason of minority, incompetence or otherwise; or (ii) to a Person otherwise prohibited by applicable law from entering into such transaction or holding such Shares; or (ii) which violates any other provision of this Agreement.

          (d) Upon the sale, assignment, donation or other disposition of Shares owned by a Stockholder, such transferring Stockholder shall cause its nominees to submit their resignations as directors and officers of the Company, in form and substance satisfactory to the Company.

          (e) The transferor and transferee shall have delivered to the Company such other agreements, instruments and other documents (including opinions of counsel reasonably satisfactory to the Company) as the Company shall request in order to demonstrate compliance of any such Transfer with the provisions of this Agreement and applicable law.

           (f) The Transfer will not result in the Company's being subject to the registration and reporting requirements of the Investment Company Act of 1940, as amended.

           (g) The Transfer shall not cause the Company to become a "holding company" or a "public utility company" or an "affiliate" of a "public utility company" as such terms are defined by the Public Utility Holding Company Act of 1935 ("PUHCA").

           (h) The Transfer will not result in the Company or any Stockholder being subject to any additional material regulatory burdens or adverse tax treatment.

          (i) The Transfer shall not cause the Company or its subsidiaries to become subject to the Federal Power Act or Natural Gas Act or regulation as a "public utility", a "local distribution company", an "electrical load serving entity" or a similar entity under the law of any state except to the extent that, at the time of the Transfer, the Company or any subsidiary thereof is already subject to regulation thereunder.

          (j) The Transfer shall not cause any Qualifying Facility within the meaning of the Public Utility Regulatory Policies Act of 1978 ("PURPA") and 18 C.F.R. Part 292 ("Qualifying Facility") in which the Company or its subsidiaries hold an equity interest to lose its status as such under PURPA or have any material adverse effect on the regulatory status of any other project owned or operated by the Company or its subsidiaries.

4.       RIGHTS OF FIRST OFFER

                  Except for Permitted Transfers under Section 3.1 hereunder and subject to Article 5 hereof, the following shall apply:

     4.1 Right of First Offer. In the event any Stockholder or its Affiliate desires to sell or otherwise dispose of any of its Shares, such selling Stockholder or Affiliate (the "Selling Party") shall first deliver a written notice (the "Section 4.1 Notice") to the other Stockholder (the "Second Party") which notice shall specify the Shares to be sold (the "Offered Shares"). Within thirty (30) days after receipt of the Section 4.1 Notice by the Second Party, the Second Party shall have the right to offer to purchase (the "First Offer") all, but not less than all, of the Offered Shares at a price which price shall be payable only in cash (the "First Offer Price"), and on other terms and conditions as shall be set forth in the First Offer. Within thirty (30) days after receipt of the First Offer, the Selling Party shall either accept or reject the First Offer. If the Selling Party accepts the First Offer, the Selling Party shall sell, and the Second Party shall purchase, the Offered Shares at a closing to be held at a time not later than sixty (60) days (or such necessary longer period specified in Section 4.2) after the Selling Party's acceptance of the First Offer and at the place as may be mutually agreed upon, at which time the Offered Shares shall be delivered free and clear of all liens which may have been imposed on the Offered Shares and are not connected with the financing or operation of the Company itself against payment of the First Offer Price. In order to comply with applicable regulatory requirements, the Second Party may designate (A) a third party to purchase any portion of the Offered Shares which the Second Party is committed to purchase hereunder if the Offered Shares constitute all of Selling Party's Shares or (B) a third party reasonably acceptable to the Selling Party to purchase any portion of the Offered Shares which the Second Party is committed to purchase hereunder if the Offered Shares constitute less than all of the Selling Party's Shares. If the Selling Party rejects or does not timely accept the First Offer, then the Selling Party shall have one hundred and twenty (120) days (or such necessary longer period specified in Section 4.2) following such rejection within which to consummate the sale of all of the Offered Shares at a price per share in cash greater than the First Offer Price, and in all other respects upon terms and conditions no less favorable than those specified in the First Offer. If no such sale occurs within such 120-day period (or longer period as described in Section 4.2), the Offered Shares shall again be subject to all of the restrictions set forth in this Section 4.1.

     4.2 Extensions. The foregoing notwithstanding, the time periods specified in Section 4.1 may be extended by either Stockholder by providing written notice to the other Stockholder to the extent reasonably required to accommodate any regulatory approval, shareholder approval or removal of liens being sought in good faith by appropriate procedures promptly initiated and diligently conducted by the Stockholder requesting the extension, and further, such time periods may be extended by either party by providing written notice to the other party to the extent reasonably required to accommodate the procurement of debt or equity funding by USE or any third party designated by the Second Party pursuant to Sections 4.1 for acquisition of the Offered Shares, provided such extension shall not to exceed six (6) months from the originally specified date.

     4.3 Tag-Along. If the Second Party does not elect to purchase the Offered Shares pursuant to Section 4.1 above, the Second Party shall have the right, but not the obligation, to sell to the prospective purchaser identified in the First Offer the same proportion of the Second Party's Common Stock as the proportion of the Selling Party's Common Stock proposed to be sold by the Selling Party at the same price and otherwise on the same terms and conditions on which, and at the same time as, the Selling Party wishes to sell its Common

Stock. The proportionate sale right referred to in this Section 4.3 shall be exercisable by written notice given by the Second Party to the Selling Party during the same thirty (30) day period the Second Party has to make the First Offer referred to in Section 4.1. The Selling Party shall not sell any of its interest to the prospective purchaser unless such purchaser honors its obligation to purchase the Common Stock from the Second Party as provided herein. Any purported Transfer of Shares which is inconsistent with this
Section 4.3 shall be null and void and of no effect. By illustration, if a purchaser offers to purchase CES's 4,574 shares for $4,000 per share of Class B Stock, it would be required to pay $4,000 per share for USE's Class A Stock, and it would be required to purchase 2,092 shares of Class B Stock and 2,482 shares of Class A Stock.

     5. REDEMPTION; EXCHANGE

          5.1  Redemption.

                (a) At the option of the Company at any time on or before the second anniversary of the Effective Date, so long as (i) USE has not made a First Offer which has been accepted by CES pursuant to Section 4.1 hereof and (ii) CES has not exercised its rights pursuant to Section 5.2, the Class B Stock may be redeemed in full for cash at a price equal to $14,600,000.

          (b) Notice of redemption of the Class B Stock, specifying the Redemption Date and place of redemption, shall be given by first class mail to CES, at its address of record in accordance with Section 9.1 hereto, not less than 30 nor more than 60 calendar days prior to the date fixed for redemption (the "Redemption Date"). Such notice shall also specify the redemption price.

          (c) Notice of redemption of shares of the Class B Stock having been given as provided in Section 5.1(b), then all rights of the holders of the Class B Stock (except the right to receive the redemption price) shall cease with respect to such shares on the Redemption Date and such shares shall not, after the Redemption Date, be deemed to be outstanding and shall not have the status of Class B Stock.

          (d) Notwithstanding the foregoing, if notice of redemption shall have been given pursuant to Section 5.1(b) and CES shall, prior to the close of business on the date ten business days next preceding the Redemption Date, give written notice to the Company and USE pursuant to Section 5.2(b) hereof of the exchange of all of the shares of Class B Stock (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Company) for the Exchange Shares, then the redemption shall not become effective and the exchange shall become effective as provided in Section 5.2.

     5.2 Merger Election. Subject to and upon compliance with this Section 5.2 and the approval of USE's shareholders, which approval will be sought at the Stockholders' Meeting (as defined in the Merger Agreement), so long as USE has not made a First Offer which has been accepted by CES pursuant to Section 4.1 hereof, CES shall have merger election rights as follows:

          (a) Optional Merger. CES shall have the right, at any time on or before the second anniversary of the Effective Date, at the office of the Company, to convert all, but not less than all, of the shares of Class B Stock, pursuant to a tax deferred merger (the "Elected Merger") in which CES will merge into USE or, at the option of USE, a subsidiary of USE. As a result of the Elected Merger, CSI will be issued 1,967,000 fully paid and nonassessable shares (the "Merger Shares") of USE's common stock (the "USE Common Stock"), subject to adjustment as set forth in Section 5.3.

          (b) Mechanics of Merger. In order to effectuate the Elected Merger, CES shall deliver a fully executed notice of election ("Notice of Election") to the Company and USE at their principal offices, indicating that CES has elected to effectuate the Elected Merger. CES and CSI shall represent and warrant, among other things:

                         (i) CES has engaged in no business other than as a shareholder of the Company;

                         (ii)     CES has no liabilities;

                         (iii) no liens exist on shares of CES's stock or any of CES's assets;

                         (iv) regarding CES's and CSI's due organization, requisite corporate power and authority to enter into the Elected Merger:

                         (v) regarding the authorization of the Elected Merger by CES and CSI;

                         (vi)     regarding the absence of any conflict;

                         (vii)    regarding the obtaining of all consents;

                         (viii)   regarding the absence of any litigation:

                         (ix) regarding the issuance of the Merger Shares without registration under the Securities Act of 1933, as amended;

                         (x) the comsummation of the Elected Merger shall not cause USE or the Company to become a "holding company" or a "public utility company" or an "affiliate" of a "public utility company" as such terms are defined byPUHCA;

                         (xi) the comsummation of the Elected Merger shall not cause USE or the Company or any of their subsidiaries to become subject to the Federal Power Act or Natural Gas Act or regulation as a "public utiltiy", a "local distribution company", and "electrical load serving entity" or a similar entity under the law of any state except to the extent that, at the time of the Elected Merger, USE, the Company or any of their subsidiaries is already subject to regulation thereunder; and

                         (xii) the comsummation of the Elected Merger shall not cause any Qualifying Facility in which USE, the Company or any of their subsidiaries hold an equity interest to lose its status as such under PURPA or have any material adverse effect on the regulatory status of any other project owned or operated by USE, the Company or any of their subsidiaries.

and CSI shall indemnify USE if there is a breach of such representations as mutually agreed to by CSI, CES and USE in the definitive documents effectuating the Elected Merger. USE shall represent and warrant regarding its due organization, requisite corporate power and authority to enter into the Elected Merger, its authorization of the Elected Merger, the absence of any conflict and as to such other matters typically found in agreements of this type as are reasonably requested by CES and CSI. USE shall indemnify CSI if there is a breach of such representations as mutually agreed to by CSI, CES and USE in the definitive documents effectuating the Elected Merger. Thereafter a certificate of merger shall be executed and filed with the appropriate secretaries of state. Upon the effectiveness of the Elected Merger and the surrender of the original certificate or certificates for the shares of Class B Stock, duly endorsed, to the principal office of USE, USE shall deliver the Merger Shares; provided, however, that USE shall not be obligated to issue certificates evidencing the shares of USE Common Stock issuable upon such exchange unless the certificates evidencing such shares of Class B Stock are delivered to USE. No fractional shares of USE Common Stock shall be issued upon exchange of the Class B Stock. In lieu of any fractional share to which CSI would otherwise be entitled, USE shall round up the number of Merger Shares to the next whole number. In the case of a dispute as to the calculation of the number of Merger Shares, USE's calculation shall be deemed conclusive absent manifest error.

                  USE shall issue and deliver within seven (7) business days after the delivery to USE of the certificates representing the shares of Class B Stock to be exchanged to CSI, at the address provided for in Section 9.1, a certificate or certificates for the number of shares of USE Common Stock to which CSI shall be entitled as aforesaid and deliver a registration rights agreement covering such shares that contains substantially similar terms as the Registration Rights Agreement between USE and CSI dated October 12, 2000.

          (c) Reservation of Shares. USE shall at all times reserve and keep available out of its authorized but unissued shares of USE Common Stock such number of shares of USE Common Stock as shall from time to time be sufficient to effect the Elected Merger; and if at any time the number of authorized but unissued shares of USE Common Stock shall not be sufficient to effect the Elected Merger, USE will take such corporate action as may be necessary to increase its authorized but unissued shares of USE Common Stock to such number of shares as shall be sufficient for such purpose.

          5.3 Adjustment. (a) The number of Merger Shares shall be subject to adjustment as set forth below:

                                   (i) If, prior to the Elected Merger, the number of outstanding shares of USE Common Stock is increased by a stock split, stock dividend or other similar event, the number of Merger Shares shall be proportionately increased, or if the number of outstanding  shares  of  USE  Common
                                            Stock is decreased by a  combination
                                            or  reclassification  of  shares  or
                                            other similar  event,  the number of
                                            Merger      Shares      shall     be
                                            proportionately decreased.

                                   (ii)     If, prior to the Elected Merger,
                                            there shall be any merger,
                                            consolidation, exchange of shares,
                                            recapitalization, reorganization or
                                            other similar event, as a result of
                                            which shares of USE  Common  Stock
                                            shall be changed into the same or a
                                            different number of shares of  the
                                            same or another class or classes of
                                            stock or securities of  USE  or
                                            another entity,  then CSI  shall
                                            thereafter have the right to receive
                                            upon  the  Elected Merger, upon  the
                                            basis and  upon  the  terms  and
                                            conditions specified herein, and in
                                            lieu of the shares of  USE  Common
                                            Stock that would have been issuable
                                            upon  the  Elected Merger if such
                                            event had not occurred, such shares
                                            of stock and/or securities as may
                                            be issued or payable with respect to
                                            or in exchange for the number  of
                                            shares of USE Common Stock that were
                                            issuable upon the Elected Merger
                                            if such  Elected Merger had occurred
                                            immediately prior to such event, and
                                            in  any  such  case   appropriate
                                            provisions shall  be  made  with
                                            respect to the rights  and interests
                                            of  CSI to  the  end  that  the
                                            provisions hereof (including,
                                            without limitation, provisions for
                                            adjustment of the number of Merger
                                            Shares issuable upon exchange of the
                                            Class B Stock) shall thereafter be
                                            applicable, as nearly  as  may  be
                                            practicable in  relation  to  any
                                            shares of stock or securities
                                            thereafter deliverable upon the
                                            exercise hereof.

                    (b) Upon any adjustment of the number of Merger Shares, then and in each case the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to CES in accordance with Section 9.1, which notice shall state the number of Merger Shares resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

               (c)      In case at any time:

                                    (i)     USE shall  declare any dividend upon
                                            its Common Stock  payable in cash or
                                            stock or make any other distribution
                                            to the holders of its Common Stock;

                                   (ii) USE shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                                   (iii) there shall be any capital reorganization or reclassification of the  capital  stock of USE,  or a
                                            consolidation or merger of USE with,
                                            or a sale  of  all or  substantially
                                            all   its   assets    to,    another
                                            corporation; or

                                   (iv)     there shall be a  voluntary  or
                                            involuntary dissolution, liquidation

or winding up of USE; then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to CES in accordance with
Section 9.1, (x) at least 30 days' prior written notice of the date on which the books of USE shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (y) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 30 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (x) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of USE Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (y) shall also specify the date on which the holders of USE Common Stock shall be entitled to exchange their USE Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be, and in the case of such merger or sale, the aggregate consideration to be received by the holder of USE's capital stock.

6.       CLOSING OF TRANSFER.

               6.1 Deliveries at Closing. At the closing of the sale of Shares pursuant to Articles 4 or 5, the selling and purchasing Persons shall execute and deliver to each other the various documents which shall be required to carry out their obligations hereunder including, without limitation, the assignment and delivery of certificates representing the purchased Shares, free and clear of all liens, pledges and encumbrances, and any stock powers required in connection therewith, the execution and delivery of the Selling Stockholder's and its Director designee resignations as directors and officers of the Company, and all other documents required by this Agreement.

          6.2 Payment of Purchase Price. All amounts paid in respect of a purchase or repurchase of Shares pursuant to Articles 4 or Section 5.1 hereof shall be paid in cash at the closing thereof.

     7. CONFIDENTIALITY.

          7.1  Confidentiality.

                (a) Neither any Stockholder nor any of its officers, directors, managers, employees, Affiliates, agents or advisors shall without the prior written consent of the other parties: (i) reveal to any third party any confidential or proprietary information, data, documents, know-how or trade secrets of the other parties hereto other than information subject to confidentiality provisions of the Joint Project Development Agreement dated as of October 12, 2000 by and between CSI and USE or other agreements entered into after the date hereof by the Stockholders that do not relate to the Company or the Business ("Confidential Information"); or (ii) use any Confidential Information in any manner which may directly or indirectly adversely affect the other parties hereto or their Affiliates; provided, however, that any Confidential Information may be disclosed by such Stockholder if required by law or legal or regulatory process or as may be required by the rules of or any agreement with the SEC, the New York Stock Exchange, Inc. or NASDAQ (but only in accordance with such law or legal or regulatory process) or in compliance with the valid order of a court of competent jurisdiction or in connection with the procurement of debt or equity funding so long as the receiving party agrees to be bound by the confidentiality provisions contained in this Section 7.1. Confidential Information shall not include information which has become available as a matter of public record through no act or omission of such Stockholder, or any of its Affiliates, agents or advisors, or to the extent such Confidential Information was in the possession of such Stockholder or its Affiliates prior to its receipt from the other parties or which was received from a third party without breach of confidentiality obligations. Confidential Information shall not be used by the receiving Stockholder for any reason outside of the purpose and scope of this Agreement. The obligations established pursuant to this Section shall survive any termination of this Agreement for a period of three (3) years, except that there shall be no limit on the amount of time trade secrets must be kept confidential.

          (b) Each Stockholder shall take reasonable efforts to ensure that the Confidential Information is not disclosed to, or obtained from it or its employees, officers or agents by, any Person other than personnel employed by it or acting on its behalf who require to have access to it in order to facilitate the transactions contemplated by this Agreement and the conduct of the business of the Company in accordance with this Agreement.

          (c) The parties hereto agree that irreparable damage shall occur in the event of a breach of Sections 7.1 (a) or (b) and that the non-breaching parties shall be entitled to equitable relief in the event of any such breach.

         7.2      Competition of Stockholders Allowed.

                           None of USE, CSI, CES or any  of their  respective
Affiliates shall be prohibited by this Agreement from engaging in any business or activities that are competitive to those of the Company or any of the other Stockholders.

         8.  TERM AND TERMINATION.

          8.1 Term of Agreement. The term of this Agreement shall be twenty years, unless this Agreement shall be terminated as herein provided.

         8.2 Termination. (a) This Agreement shall terminate with respect to the Company and all Stockholders upon the occurrence of any of the following events:

               (1) The adjudication of the Company as a bankrupt,  the execution of an assignment for the benefit of creditors of the Company, the appointment of a receiver for the Company or the voluntary or involuntary dissolution of the Company.

               (2) The execution of a written instrument, by the Company, each of the Stockholders terminating this Agreement, or

               (3) Any public offering of capital stock or other securities of the Company.

               (b) This Agreement shall automatically terminate with respect to a Stockholder in the event that his interest in his Shares completely terminates and, upon such complete termination, such Stockholder shall have no further rights or obligations hereunder other than those rights and obligations arising prior to such termination, other than the obligations imposed by Article 7. If such Stockholder subsequently acquires or reacquires Shares, he shall automatically become bound once again by the terms of this Agreement. This
Section in no event shall be interpreted so as to relieve a Stockholder of liability for his breach of or failure to comply with any term or provision hereof arising or existing prior to or at the time of the termination of this Agreement.

               (c) Upon the termination of this Agreement, the provisions of the restrictive legend set forth in Section 2.3 of this Agreement shall be promptly removed from the Shares.

             8.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Article 8, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not relieve any party from liability for any breach of this Agreement; and further provided, however, that the following provisions of this Agreement shall survive termination: Sections 7.2, 8.3, 9.1, 9.11, 9.17 and 9.18.

9.       MISCELLANEOUS.

Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand, by telecopy or mail if mailed by, registered or certified mail postage prepaid return receipt requested or by Federal Express or similar overnight courier service if addressed to the Stockholders at the addresses set forth below:

                           if to CES:

                           Cinergy Energy Solutions, Inc.
                           1000 East Main Street
                           Plainfield, IN  46168
                           Attention: M. Stephen Harkness, President & COO
                           Facsimile: 317-838-2090


                           with a copy to:

                           Cinergy Corp.
                           221 East Fourth Street
                           Cincinatti, Ohio  45201
                           Attention: Jerome A. Vennemann, Esq.
                           Facsimile:  513-287-1362

                           and

                           if to USE or the Company:

                           U.S. Energy Systems, Inc.
                           One North Lexington Avenue
                           4th Floor
                           White Plains, New York 10601
                           Attention: Goran Mornhed, President and Chief Operating Officer
                           Fax:  914-271-5315

                           With a copy to:
                           Robinson Brog Leinwand Greene
                           Genovese & Gluck P.C.
                           1345 Avenue of the Americas
                           New York, New York 10105-0143

         (b) Unless otherwise specified herein, such notices or other communications shall be deemed effective (i) on the date delivered, if delivered personally or by a nationally recognized overnight courier, (ii) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (iii) three business days after being sent, if sent by registered or certified mail. Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

     9.1 Intellectual Property Rights. Any intellectual property rights held by a Stockholder or its Affiliates that are made available to the other Stockholder or to the Company in the implementation of this Agreement will be on a non-exclusive and no profit basis, to the extent such Stockholder is legally or contractually able to do so.

     9.2 Names and Logos. To further the objectives of this Agreement, the Stockholders acknowledge and agree that the Company shall have the non-exclusive right to use the names and logos of the Stockholders in connection with the implementation of this Agreement subject to the prior written approval of the Stockholder whose name and logos are being used.

     9.3 No Inconsistent Efforts or Agreements. No Stockholder shall solicit proposals or enter into any agreements or arrangements of any kind with any Person (other than a party hereto) with respect to the Company on terms inconsistent with the provisions of this Agreement.

     9.4 Publicity; Publications. All media contacts and public announcements by any Stockholder or any of its Affiliates regarding the matters covered by this Agreement shall be mutually agreed upon by the parties hereto. Unless otherwise agreed to by the parties hereto, media contacts and public
announcements relating to the Company  shall  be   approved  by  the  Board.
Notwithstanding the foregoing, the Stockholders and their Affiliates may make such public announcements, reports, filings and disclosures concerning this Agreement and the businesses of the Company as may be required by the rules of or any agreement with the SEC, the New York Stock Exchange, Inc. or NASDAQ, provided, that, such disclosing Stockholder or Affiliate shall use reasonable efforts to consult with the other Stockholder regarding the nature and contents of the contemplated disclosure. Unless the parties hereto otherwise agree, each and every advertisement by or on behalf of the Company shall have the "CSI" name on the left side of such advertisement and the "U.S. Energy Systems, Inc." name on the right side of such advertisement.

     9.5 Cooperation Regarding Developments. To assist in achieving the purposes and intent of this Agreement and the transactions contemplated hereby, each of the Stockholders shall from time to time brief the other on trends in the industry, including legislative and legal developments, that impact markets relating to the Company.

     9.6 Compliance with Laws. Each of the Stockholders shall comply in all material respects, and shall cause its respective Subsidiaries to comply in all material respects, with all applicable laws, rules or regulations of the United States or any other jurisdiction that are or may be applicable to the efforts hereunder or the Company in connection with the implementation of this Agreement.

     9.7 Regulatory Matters. The parties hereto shall cooperate with each other to ensure that all information necessary for the making of (or responding to any requests for further information consequent upon) any notifications or filings made in respect of this Agreement, or the transactions contemplated hereby, with any governmental agency or authority is supplied to the party responsible for such notification and filings in order that such filings are properly, accurately and timely made.

     9.8 Assignment. This Agreement shall not be assigned by any party hereto or by operation of law or otherwise, provided, however, that a merger of the ultimate parent of any Stockholder shall not be deemed to be an assignment by operation of law for the purposes of this Section 9.9.

     9.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     9.10 No Consequential Damages. Except as otherwise provided in this Agreement, it is agreed that no Party hereto will be responsible to the others for any indirect, special, incidental or consequential loss or damage whatsoever (including lost profits and opportunity costs) arising out of this Agreement.

     9.11 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons, entities or circumstances shall
not be affected by such   invalidity   or   unenforceability,  nor  shall   such
invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.12 Independent Parties. Nothing contained in this Agreement shall be deemed or construed for any purpose to establish, between the Stockholders, a partnership or joint venture, a principal-agent relationship, or an employer-employee relationship, and neither Stockholder shall have the authority to bind the other with respect to the Company other than as may be provided in the operative documents executed by the Stockholders with respect to the Company.

     9.13 Fees and Expenses. Each party hereto shall bear its own expenses and costs in connection with and prior to entering this Agreement.

     9.14 Entire Agreement. This Agreement, the Registration Rights Agreement and the Subscription Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral. The Joint Project Development Agreement between

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the Stockholders is not part of this Agreement,  is not superseded by this
Agreement and does not supersede this Agreement.

          9.15 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended only with the prior written consent of the Company, USE and CES. This Agreement may be waived, only by a written instrument signed by the party hereto waiving compliance. No delay on the part of any party in exercising any fight, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          9.16 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws rules thereof.

          9.17 Further Assurances. Each of the parties shall execute and deliver such other documents and take such other or further action as any other party may reasonably request so as to consummate the transactions contemplated hereby more effectively.

          9.18 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          9.19 Definitions. The following terms, as used herein, have the following meanings:

                           "Affiliate" of any Person means any other Person
directly or indirectly through one or more intermediary Persons, controlling, controlled by or under common control with such Person.

                           "Business" shall mean the development ownership and
operation of landfill as fueled energy project, and related activities.

                           "Code" shall mean the Internal Revenue Code of 1986,
as amended.

                           "control"  shall mean  the power  to  direct  the
management and policies of such Person directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                           "Effective Date" shall have the meaning set  forth in
the Merger Agreement.

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
                           "Fiscal Year" means a calendar year.

                           "Merger Agreement" means that certain Agreement and
Plan of Reorganization and Merger dated as of the date hereof by and among the Company, USE and Zahren Alternative Power Corporation.

                           "Person" means an individual, corporation, limited
liability company, partnership, joint venture, association, trust, unincorporated organization or other entity.

                           "Qualifying Facility" shall have the meaning set
forth in the Merger Agreement.

         9.20 Headings; Gender. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate.

       9.21 Specific Enforcement. Each Stockholder acknowledges and agrees that the covenants and undertakings contained in this Agreement relate to matters which are of a special, unique and extraordinary character and that a violation of any of the terms of this Agreement will cause irreparable injury to the Company and the Stockholders and that the amount of such injury will be difficult, if not impossible, to estimate or determine and cannot be adequately compensated by monetary damages. Therefore, each Stockholder agrees that the other parties hereto shall be entitled, in addition to all other rights and remedies available under this Agreement and applicable law, as a matter of course, to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any violation or threatened violation and compelling performance of any of such terms by a Stockholder and by such other persons as the court shall order.

       9.22 Governing Documents. If there is any inconsistency between the Certificate and By-laws and this Agreement, the provisions of the Certificate and By-laws shall be amended and the provisions of this Agreement shall govern.

       9.24  Covenants  with  Respect  to  Regulatory  Matters.   CES
covenants and agrees that neither it nor Cinergy Corp., Cinergy Investments, Inc., Cinergy Solutions Holding Company, Inc., Cinergy Solutions, Inc., nor any of their Affiliates will, at any time, without the consent of USE, take any action that would (a) cause any Qualifying Facility in which the Company holds an equity interest to lose its status as such under PURPA, (b) subject the Company to regulation as a "holding company" or a "public utility company," or an "affiliate" of a "public utility company" as such terms are defined by PUHCA,
(c) subject the Company to regulation as a "public utility", a "local distribution company", "electrical load serving entity" or a similar entity under the laws of any state or (d) cause the seller and purchaser of any qualified fuel respecting any Company Project (as defined in the Merger Agreement) to be treated as a "related person" under Section 29 of the Code. The Company covenants and agrees that it will not, at any time, without the consent of CES, take any action that would subject the Company to regulation as a "holding company" or a "public utility company" or an "affiliate" of a "public utility company" as such terms are defined by PUHCA.

                  9.25 In the event, ((a) the Company as Surviving Corporation and Purchaser Indemnitee under the Indemnification Agreement, receives payment under Sections 4(b) of the Indemnification Agreement in the form of USE Shares (as defined in the Indemnification Agreement) or (b) the Merger Consideration is reduced pursuant to section 2.05 of the Merger Agreement and Section 3 of the Escrow Agreement through the disbursement or payment to the Company, Surviving Corporation of Stock (as defined in the Escrow Agreement) "USE Shares" and "Stock" shall be referred to herein as Stock then, at the option of CES (i) the Surviving Corporation shall dividend 45.7% of the Stock to CES and 54.3% of the Stock to USE or (ii) USE shall have the option of (A) repurchasing 100% of the Stock from the Surviving Corporation within 90 days of the receipt of the Stock by the Company, for a cash payment equal to the amount of the Damages payment or Merger Consideration reduction represented by the Shares, as calculated in accordance with the applicable provisions of the Indemnification Agreement, the Merger Agreement and the Escrow Agreement or (B) using all commercially reasonable efforts to register the Stock for resale by the Surviving Corporation (it being understood that the parties hereto shall reasonably cooperate in connection with such registration) and upon such registration, the Surviving Corporation shall sell the Stock for its own account in accordance with applicable securities laws. If USE is unable to register such Stock for resale within 90 days after receipt of such Stock by the Company, then USE take the actions described in clause (ii)(A) hereof within 180 days of the receipt of the Stock by the Company.



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                    IN WITNESS  WHEREOF,  the parties  hereto have executed this
Agreement as of the date and year first above written.

                                 USE ACQUISITION CORP.



                                 By: /s/ Goran Mornhed
                                    ---------------------------------------
                                    Name:
                                    Title:

                                 U.S. ENERGY SYSTEMS, INC.



                                 By: /s/ Goran Mornhed
                                    --------------------------------------
                                    Name: Goran Mornhed
                                    Title: President and Chief Operating Officer

                                 CINERGY ENERGY SOLUTIONS, INC.



                                 By: /s/  M. Stehen Harkness
                                    -------------------------------------------
                                    Name: M. Stephen Harkness
                                    Title:President and Chief Operating Officer